Exhibits 5 and 23(b)





                                    April 17, 1996



          Kansas City Southern Industries, Inc.
          114 West 11th Street
          Kansas City, Missouri  64105

               Re: "Shelf" Registration Statement on Form S-3 for $500,000,000 Securities

          Ladies and Gentlemen:

               We have acted as counsel to Kansas City Southern Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offering from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of up to $500,000,000 aggregate principal amount of securities of the Company in one or more series, including (i) shares of common stock, par value $.01 per share, and new series preferred stock, par value $1.00 per share (collectively the "Capital Stock"), and (ii) convertible senior debt securities, convertible subordinated debt securities and other debt securities (collectively the "Debt Securities").

               In connection with rendering this opinion, we have examined and relied on the following:

               (a) The Registration Statement and exhibits thereto as filed with the Commission on September 29, 1993, Amendment No. 1 filed with the Commission on April 18, 1995, and Amendment No. 2 and exhibits thereto expected to be filed with the Commission on or about April 17, 1996 (together the "Registration Statement").

               (b) The Indenture with respect to the convertible senior debt securities and debt securities in the form filed as Exhibit 4(a) to the Registration Statement.

               (c)  The   Subordinated  Indenture   with  respect   to  the
          convertible subordinated  debt securities  in the  form filed  as
          Exhibit 4(b) to the Registration Statement.

               (d) Such documents, certificates and records of public officials and the Company and its officers and other documents and legal matters as we have deemed necessary for the purpose of rendering this opinion.

               As  used hereinafter,  the  term  "Trustee"  refers  to  the
          Trustee under the Indenture with respect to the convertible senior debt securities and debt securities and to the Subordinated Trustee under the Subordinated Indenture with respect to the convertible subordinated debt securities, and the term "Indenture" refers to the Indenture with respect to the convertible senior debt securities and debt securities and to the Subordinated Indenture with respect to the convertible subordinated debt securities.

               Based on and subject to our examination described herein and the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

               1. When the requirements referred to herein are satisfied, the Capital Stock will be legally issued, fully paid and nonassessable; provided that each of the requirements set forth below has been satisfied.

                    (i) The number of shares of Capital Stock, together with the number of shares of issued and outstanding shares of the Company's capital stock and shares thereof held in treasury, reserved for issuance or as to which options or other similar rights have been granted, shall not exceed the number of shares of capital stock in the aggregate or of the class or series of which they are a part as authorized in the Company's certificate of incorporation and any amendments thereto, and any pre-emptive rights with respect to the issuance of the Capital Stock shall have been satisfied or waived.

                    (ii) The issuance of the Capital Stock shall have been duly authorized by the Company's board of directors and in accordance with any applicable requirements of the Company's certificate of incorporation and bylaws and any amendments thereto and the General Corporation Law of Delaware ("Delaware Corporation Law"), and any filing requirements under the Delaware Corporation Law shall have been satisfied.

                    (iii)The certificates evidencing the Capital Stock shall (A) conform to the form thereof as established by the Company's board of directors, (B) have been duly authorized, executed and authenticated, with the Company's corporate seal affixed thereto if required, and (C) delivered by the Company to the purchasers thereof against payment of the purchase price therefor by such purchasers, as described in the Prospectus included in the Registration Statement and in the applicable Prospectus Supplement thereto.

                    (iv) The purchase price for the Capital Stock shall constitute adequate consideration therefor as required by the Delaware Corporation Law.

               2. When the requirements referred to herein are satisfied, the Debt Securities will constitute the legal, valid and binding obligations of the Company, entitled to the benefits and subject to the provisions of the Indenture, except to the extent that
          (a)  enforcement  of  the Company's  obligations  under  the Debt
          Securities may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in proceeding at law or in equity) and
          (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought; provided, that each of the requirements set forth below has been satisfied.

                    (i) The Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly authorized, executed and delivered by the Company and the Trustee in substantially the form filed as an exhibit to the Registration Statement.

                    (ii) The Debt Securities shall (A) conform to the terms and form thereof as established by the Board Resolution (as defined in the Indenture) establishing the series of which such Debt Securities are a part, (B) have been duly authorized and executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee, (C) have been duly authenticated by the Trustee in accordance with the Indenture and
          (D) have been delivered by the Trustee in accordance with the Indenture to the purchasers thereof against payment of the purchase price therefor by such purchasers, as described in the Prospectus included in the Registration Statement and in the applicable Prospectus Supplement thereto.

               In the case of both the Capital Stock and the Debt Securities, we have assumed that on the dates of issuance thereof the Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness thereof shall have been issued under the Securities Act, and any other requirements under the Securities Act and the Commission's rules and regulations thereunder shall have been satisfied.

               This opinion is based on applicable law and our understanding of factual matters at the date hereof and we disclaim any obligation to revise or supplement this opinion based on any change in applicable law or any factual matter that occurs or comes to our attention after the date hereof.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                        Very truly yours,

                                        /s/WATSON & MARSHALL L.C.